UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

Filed by Registrant	✓

Filed by Party other than Registrant

Check the appropriate box:

✓	Preliminary Proxy Statement	Confidential, for Use of the Commission
Only (as permitted by Rule 14a-6(e)(2))

	Definitive Proxy Statement	Definitive Additional Materials

Soliciting Materials Pursuant to §240.14a-12

QUEPASA CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

✓	No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
$_____ per share as determined under Rule 0-11 under the Exchange Act.
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

QUEPASA CORPORATION

324 Datura Street, Suite 114

West Palm Beach, Florida 33401

Telephone: (561) 366-1249

To The Stockholders of Quepasa Corporation:

We are please to invite you to attend the annual meeting of the stockholders of Quepasa Corporation, which will be held at 12:00 noon on June 4, 2010 at the offices of Quepasa Corporation, 324 Datura Street, Suite 114, West Palm Beach, Florida 33401, for the following purposes:

1.

To elect members to our Board of Directors;

2.

(a) To approve an amendment to our 2006 Stock Incentive Plan increasing the shares available for grant;

2.

(b) To ratify the option grants granted outside of the 2006 Stock Incentive Plan;

3.

To approve an amendment to our 2006 Stock Incentive Plan eliminating the requirement for stockholder approval for increasing shares available for grant under the Plan;

4.

To approve an amendment to our Articles of Incorporation providing our officers with liability protection equal to our directors;

5.

To approve an amendment to our Articles of Incorporation removing our classified Board of Directors and requiring one-year terms;

6.

To approve the ratification of our independent registered public accounting firm for 2010; and

7.

For the transaction of such other matters as may properly come before the Annual Meeting.

Quepasa’s Board of Directors has fixed the close of business on April 6, 2010 as the record date for a determination of stockholders entitled to notice of, and to vote at, this Annual Meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of the Stockholders to Be Held on June 4, 2010: This Proxy Statement and Form 10-K are available at: www.__________.com/__________

If You Plan to Attend

Please note that space limitations make it necessary to limit attendance to stockholders. Registration and seating will begin at 11:00 A.M. Shares of common stock and preferred stock can be voted at the Annual Meeting only if the holder is present in person or by valid proxy.

For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

If you do not plan on attending the meeting, please vote, date and sign the enclosed proxy and return it in the business envelope provided. Your vote is very important.

By the Order of the Board of Directors

/s/ John Abbott
John Abbott
Chairman of the Board

Dated: April __, 2010

Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares by telephone, via the Internet or by signing, dating, and returning the enclosed proxy card will save Quepasa the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

QUEPASA CORPORATION

324 Datura Street, Suite 114

West Palm Beach, Florida 33401

Telephone: (561) 366-1249

2010 ANNUAL MEETING OF THE STOCKHOLDERS

PROXY STATEMENT

Why am I receiving these materials?

These proxy materials are being sent to the holders of shares of the voting stock of Quepasa Corporation, a Nevada corporation, in connection with the solicitation of proxies by our Board of Directors for use at the 2010 Annual Meeting of stockholders to be held at 12:00 noon on June 4, 2010 at 324 Datura Street, Suite 114, West Palm Beach, Florida 33401. The proxy materials relating to the Annual Meeting are first being mailed to stockholders entitled to vote at the meeting on or about April ____, 2010. A copy of our Form 10-K for the year ended December 31, 2009 has been mailed concurrently with this Proxy Statement. Stockholders may obtain additional printed copies of our Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission, or the SEC, without charge by mailing a request to Quepasa Corporation, Attention: Michael Matte, 324 Datura Street, Suite 114, West Palm Beach, Florida 33401.

Who is Entitled to Vote?

Quepasa’s Board has fixed the close of business on April 6, 2010 as the record date for a determination of stockholders entitled to notice of, and to vote at, this Annual Meeting or any adjournment thereof. On the record date, there were 12,960,211 shares of common stock outstanding and 25,000 shares of preferred stock outstanding, both of which are classes of voting stock. Each share of Quepasa voting stock represents one vote that may be voted on each matter that may come before the Annual Meeting.

What is the difference between holding shares as a record holder and as a beneficial owner?

If your shares are registered in your name with our transfer agent, Corporate Stock Transfer, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by Quepasa.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

Who May Attend the Meeting?

Record holders and beneficial owners may attend the Annual Meeting. If your shares are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the record date.

How Do I Vote?

1.

Vote by Internet. The website address for Internet voting is on your proxy card or the vote instruction form.

2.

Vote by telephone. The toll-free number for telephone voting is on your proxy card or on the vote instruction form.

3.

Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card or the voting instruction card (a postage-paid envelope is provided for mailing in the United States); or

4.

Vote in person. Attend and vote at the Annual Meeting. If you holder your shares in street name and would like to vote at the Annual Meeting, you must obtain a valid legal proxy from the organization that holds your shares.

If you vote by telephone or Internet, please DO NOT mail your proxy card.

Is My Vote Confidential?

Yes, your vote is confidential. Only the following persons have access to your vote: election inspectors, individuals who help with processing and counting your votes and persons who need access for legal reasons. If you write comments on your proxy card, your comments will be provided to Quepasa, but how you vote will remain confidential.

What Constitutes a Quorum?

To carry on the business of the Annual Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote, as of the record date, are represented in person or by proxy. Shares owned by Quepasa are not considered outstanding or considered to be present at the Annual Meeting. The following are votes that are counted as present for the purpose of determining the existence of a quorum at the Annual Meeting:

•

votes by brokers in the absence of instructions from beneficial owners;

•

votes by brokers with authorization to vote on some matters but not others (the missing votes are called broker non-votes); and

•

votes that are entitled to vote at the meeting but are not voted at the direction of the beneficial owner (called abstentions).

What is a broker non-vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any non-routine proposal. This vote is called a “broker non-vote.”  If you sign your proxy card but do not provide instructions on how your broker should vote, your broker will vote your shares as recommended by our Board. If you do not vote in favor of Proposals 2A, 2B, 3, 4 & 5, it is the equivalent of a vote against the proposal.

Which proposals are considered “routine” or “non-routine”?

With the exception of Proposal 5 and 6, all of the proposals are non-routine.

What is a quorum for the Annual Meeting?

The presence of a majority of the voting power of all shares of stock issued and outstanding and entitled to vote at the Annual Meeting, in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

How Many Votes are Needed for Each Proposal to Pass?

Proposal	Vote Required	Broker Discretionary Vote Allowed
(1) Election of Directors	Plurality of the votes cast at the Annual Meeting.	No
(2) (a) Increase the Shares Authorized Under the Plan (2) (b) Ratification of Option Grants Granted Outside of the Plan	The affirmative vote of the shares voting in favor of the proposal must exceed the number of shares voting in opposition of the proposal.	No No
(3) Eliminate the Requirement of Shareholder Approval to Increase the Shares Authorized Under the Plan	The affirmative vote of the shares voting in favor of the proposal must exceed the number of shares voting in opposition of the proposal.	No
(4) Charter Amendment to provide our Officers with Liability Protection	The affirmative vote of the holders of a majority of the outstanding shares.	No
(5) Charter Amendment to Declassify our Board	The affirmative vote of at least two-thirds of the outstanding shares.	Yes
(6) Appointment of the Independent Registered Public Accounting Firm	The affirmative vote of the shares voting in favor of the proposal must exceed the number of shares voting in opposition of the proposal.	Yes

How are abstentions treated?

Abstentions only have an effect on the outcome of any matter being voted on that requires the approval based on our total voting stock outstanding. Thus, for Proposal 4 and 5, an abstention is equivalent to a vote against the proposal.

What Are the Voting Procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of each proposal or against each proposal, or in favor of some proposals and against others, or you may abstain from voting on any or all of the proposals. You should specify your respective choices on the accompanying proxy card.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote up to and including the day of the Annual Meeting by giving written notice to the Secretary of Quepasa, by delivering a proxy card dated after the date of the proxy or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Quepasa Corporation, 324 Datura Street, Suite 114, West Palm Beach, Florida 33401, Attention: Michael Matte, Secretary, or by facsimile (561) 651-9984.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by Quepasa. In addition to the solicitation by mail, proxies may be solicited by our officers and regular employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing. Because we need a majority of outstanding shares to be present in person or by proxy for a quorum, and due to the majority vote required by Proposal 4 and two-thirds vote required in Proposal 5, we may hire an independent proxy solicitation firm.

What is “householding” and how does it affect me?

Record holders who have the same address and last name will receive only one copy of their proxy materials, unless we are notified that one or more of these record holders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Stockholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other record holders with whom you share an address, receive multiple copies of these proxy materials, or if you hold Quepasa stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Corporate Stock Transfer (in writing: Karen Naughton, Client Services/Restricted Transfers, Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209; or by telephone: (303) 282-4800 or (303) 777-3094 (facsimile)).

If you participate in householding and wish to receive a separate copy of these proxy materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Corporate Stock Transfer as indicated above.

Beneficial owners can request information about householding from their brokers, banks or other holders of record.

Do I Have Dissenters’ (Appraisal) Rights?

Appraisal rights are not available to Quepasa stockholders with any of the proposals brought before the Annual Meeting.

Can a Stockholder Present a Proposal To Be Considered At the 2011 Annual Meeting?

If you wish to nominate members to our Board for election at the 2011 Annual Meeting or to submit a proposal to be considered at the 2011 Annual Meeting, our Bylaws require that:

•

You notify the Secretary in writing no later than March 6, 2011, which is 90 days prior to the anniversary date of the 2010 Annual Meeting;

•

Your notice to the Secretary contains the specific information set forth in our Bylaws; and

•

You are a record holder at the time you deliver your notice to the Secretary and are entitled to vote at the 2011 Annual Meeting.

A nomination or other proposal will be disregarded if it does not comply with the above procedure and any additional requirements set forth in our Bylaws. If we receive notice of any proposal within the time frame specified by our applicable advance notice provisions of our Bylaws, our management will use its discretionary authority to vote the shares it represents as the Board may recommend. All proposals and nominations should be sent to Quepasa Corporation, Attention: Michael Matte, 324 Datura Street, Suite 114, West Palm Beach, Florida 33401.

The Board Unanimously Recommends that Stockholders Vote “For” Proposal Nos. 1, 2A, 2B, 3, 4, 5, 6 and 7.

PROPOSAL 1.  ELECTION OF DIRECTORS

Who are our current directors?

The following table represents our current Board:

Name	Age	Position	Class
John Abbott	40	Chairman of the Board	III
Alonso Ancira	56	Director	III
Ernesto Cruz	53	Director	II
James Ferris	36	Director	III
Malcolm Jozoff	70	Director	II
Lionel Sosa	70	Director	I
Dr. Jill Syverson-Stork	57	Director	I
Jeffrey Valdez	54	Director	I

Who will be elected at the Annual Meeting?

The Board currently consists of the members listed in the table above. At the 2007 Annual Meeting, the stockholders of Quepasa approved an amendment to our Articles of Incorporation, or the Articles, classifying the Board into three classes of approximately equal size (Class I, Class II and Class III). Each class serves for a period of three years, except the initial Class I directors served a period of one year and the initial Class II directors served for a period of two years from the date of the amendment. Because we did not hold an Annual Meeting in 2009, all Class II and Class III directors are up for re-election at this Annual Meeting. However, we intend to consider Proposal 5 first before the election of directors. If it appears that holders of at least two-thirds of outstanding voting stock has approved Proposal 5, which is to eliminate a classified Board with three-year terms, the Annual Meeting will be briefly adjourned. During the adjournment, the Inspector of Elections will certify the tally as to Proposal 5. The Annual Meeting will then re-convene. If Proposal 5 has passed, Quepasa will cause an Amendment to its Articles to be filed in which case all directors (including the three persons not otherwise up for re-election) will be part of Proposal 1 and will be considered for election to one-year terms.

Term as Director to Expire at the Annual Meeting

John Abbott has been a director and Chief Executive Officer since October 2007. Since February 25, 2009, Mr. Abbott has served as Chairman of the Board and previously served as Chairman from October 25, 2007 until January 18, 2008. Since 2005, Mr. Abbott has been a financial advisor to Altos Hornos de Mexico, S.A. de C.V., or AHMSA. In addition, Mr. Abbott has led investor groups and has served on the executive committees of two start-up efforts in Brazil, namely Click Filmes (www.clickfilmes.com), Brazil’s first hotel video on demand business and Industria de Entretenimento, an entertainment business that owns the rights to the Pacha brand in Brazil, among others. From 1992 to 2005, Mr. Abbott held several senior positions within JP Morgan Securities, Inc. Mr. Abbott was selected to serve on our Board because of his extensive experience in strategic advisory and entrepreneurship. In addition, Mr. Abbott, as our Chief Executive Officer possesses a detailed understanding of the characteristics of our business model.

Alonso Ancira has been a director since November 2006. He has served as Chairman of the Board of AHMSA, one of Mexico’s most prestigious industrial consortiums since April 2004. He is also Chairman of the Board of Mexicans & Americans Trading Together, Inc., or MATT, Inc., a wholly-owned subsidiary of AHMSA. From 1991 until April 2004, Mr. Ancira was Vice-Chairman and Chief Executive Officer of AHMSA. He is currently President of Mexico’s Chamber of Iron and Steel, a position he held from 1993 to 1995, and again from 2003 to 2004. Mr. Ancira was selected to serve on the Board due to his leadership in the Mexican business community, innovative thinking and strong support of our business model.

James Ferris has been a director since July 18, 2008. Since January 2008, Mr. Ferris has been a Sr. Global Brand Manager at EA Games a division of Electronic Arts, Inc. From December 2006 until December 2007, Mr. Ferris was a Global Brand Manager at Electronic Arts. From 2003 to 2006, Mr. Ferris was a Product Manager at EA Sports also a division of Electronic Arts. Prior to his employment at Electronic Arts, Mr. Ferris was a Product Manager at Hasbro, Inc. Mr. Ferris was selected to serve on the Board because of his experience managing premier products in the interactive entertainment industry and his knowledge of the online media landscape.

Ernesto Cruz has been a director since November 13, 2007. Since October 2007, Mr. Cruz has served as the managing partner of Advanzer de Mexico S.A. de C.V. a consulting and audit firm. From March 2002 until October 2007, he was the Managing Partner for the Monterrey and Northeast Mexican offices of Deloitte & Touche, a big four international accounting firm. Mr. Cruz served as the Managing Partner for the Monterrey and Northeast Mexican offices of Arthur Anderson from April 1997 through March 2002. Mr. Cruz is a Certified Public Accountant in Mexico. Mr. Cruz was selected to serve on our Board for because of his extensive knowledge in accounting and auditing and his service on the board of directors of large companies in Mexico.

Malcolm Jozoff has been a director since January 2007. Since 2004, Mr. Jozoff has been serving as a corporate advisor to Otsuka Pharmaceutical Co., Ltd., a pharmaceutical and consumer health products company, based in Tokyo, Japan. From July 1996 to August 2000, Mr. Jozoff was Chairman of the Board of Directors and President and Chief Executive Officer of The Dial Corporation, which markets Dial soaps, Purex laundry detergents, Renuzit air fresheners, and Armour Star canned meats. Mr. Jozoff was selected to serve on the Board because of his past experience as Chief Executive Officer of a major New York Stock Exchange listed company.

The affirmative vote of the holders of a plurality of the shares of common stock present in person or represented by proxy at the Annual Meeting will be required to elect five directors to our Board under Proposal 1. This means that the five persons who receive the most votes are elected. For purposes of the election of directors, the withholding of authority by a stockholder as to the election of directors thus has no effect on the results of the election.

The Board unanimously recommends a vote “For” the election of the nominated slate of directors.

Directors Continuing in Office

Lionel Sosa has been a director since January 2007. Since 2008, Mr. Sosa has been a marketing consultant with Sosa Consultation and Design a position he previously held from 2000 until 2005. From 2005 until 2007, Mr. Sosa also served as executive director of Mexicans & Americans Thinking Together Foundation, Inc., or MATTF, a non-profit organization focused on encouraging bicultural relations between Mexicans and Americans. Mr. Sosa was selected to serve on the Board because he is a leader in the Mexican-American community and because of his influence in the Hispanic community. He was also selected for his experience and knowledge of Hispanic consumer behavior.

Dr. Jill Syverson-Stork has been a director since September 2006. She has been a Professor at Wellesley College from September 1989 to the present, and is the Coordinator of Intermediate Spanish and the Director of the Spanish Language House and Cultural Center. Dr. Syverson-Stork was selected to serve on the Board because of her over 30 years experience in bilingual, multi-cultural education with a specialization in serving the Hispanic community and promoting Hispanic culture.

Jeffrey Valdez has been a director since January 18, 2008 and previously served as Chairman of the Board from January 18, 2008 until February 25, 2009. Since January 2008, Mr. Valdez has served as the Co-Chairman of Maya Entertainment, a film releasing company focusing on the 12-24 Latino demographic. Also in 2007, Mr. Valdez partnered with David Zucker of Zucker Brothers Productions and formed Sandbox Entertainment. From 2004 to 2006, Mr. Valdez launched the Si TV channel, a Latino themed cable channel, which is currently in over 17 million households and has served on its Board since 2004. In 1997, Mr. Valdez co-founded Sí TV Productions, a producer of Latino-themed, English-language programming. Among Mr. Valdez’s many honors, CNN has named him one of the “Top 50 People Who Matter” and Advertising Age has named him one of the “Top 50 Marketers in America.” Mr. Valdez was appointed by President Clinton to the Advisory Committee on the Arts to the John F. Kennedy Center for the Performing Arts. Mr. Valdez was selected to serve on the Board for his years of experience in the Hispanic media market and his highly acclaimed and distinguished reputation in the field.

There are no family relationships between any of our directors and/or executive officers.

Corporate Governance

Board Responsibilities and Structure

The Board oversees, counsels, and directs management in the long-term interest of Quepasa and its stockholders. The Board’s responsibilities include establishing broad corporate policies, and reviewing the overall performance of Quepasa.

Board Committees and Charters

The Board and its committees meet throughout the year on a set schedule, hold special meetings, and act by written consent from time to time as appropriate. The Board delegates various responsibilities and authority to its Board committees. Committees regularly report on their activities and actions to the Board. The Board currently has, and appoints the members of the Audit Committee and the Compensation and Nominating Committee. Each committee has a written charter approved by the Board. We post each charter on our website at www.quepasacorp.com. The following table identifies the independent and non-independent current Board and committee members:

Name	Independent	Audit	Compensation and Nominating

John Abbott
Alonso Ancira	✓
Ernesto Cruz	✓	Chairman
James Ferris	✓
Malcolm Jozoff	✓	✓	Chairman
Lionel Sosa	✓
Dr. Jill Syverson-Stork	✓	✓	✓
Jeffrey Valdez

Meetings held in 2009		4	2

The Board held seven meetings in 2009 and all of the directors attended over 75% of the combined number of Board and committee meetings, except for Alonso Ancira who attended three of the Board meetings. Quepasa does not have a policy with regard to directors’ attendance at annual meetings. In 2009, Quepasa did not have an annual meeting.

Independence

The Board has determined Messrs. Ancira, Cruz, Ferris, Jozoff and Sosa and Dr. Syverson-Stork are independent directors in accordance with the listing rules of the NASDAQ Stock Market. The Board has determined that each of the members of the Audit Committee, Messrs. Cruz and Jozoff and Dr. Syverson-Stork are independent in accordance with the independence standards for audit committees under the NASDAQ listing rules.

Audit Committee

The Audit Committee assists the Board in its general oversight of our financial reporting, internal control, and audit functions, and is responsible for the appointment, retention, compensation, and oversight of the work of our independent registered public accounting firm. The Audit Committee also has responsibility for our corporate governance including keeping abreast of developments and best practices in corporate governance matters and shall review our compliance and, where appropriate, recommending any changes for approval by the Board. Our Board has determined that each Audit Committee member has sufficient knowledge in reading and understanding our financial statements to serve on the Audit Committee.

The Board has determined that Mr. Cruz is qualified as an “audit committee financial expert,” as that term is defined by the rules of the SEC and in compliance with the Sarbanes-Oxley Act of 2002. This designation does not impose any duties, obligations or liabilities that are greater than the duties, obligations and liabilities imposed by being a member of the Audit Committee or of the Board.

Compensation and Nominating Committee

The Compensation and Nominating Committee, or the Committee, is responsible for assisting the Board in discharging its duties with respect to the compensation of Quepasa’s directors and executive officers. The Committee reviews the performance of our directors and executive officers in achieving corporate goals and objectives and seeks to ensure that the directors and officers are compensated appropriately in a manner consistent with our business strategies, competitive practices and the requirements of applicable regulatory authorities. The

Committee determines salaries, bonuses and other matters relating to compensation of the executive officers of Quepasa. The Committee also approves the compensation of our non-employee directors and reports it to the full Board. The Committee is authorized to delegate to the Chief Executive Officer, Chief Financial Officer or other authorized executive officer with the authority to make annual grants of stock options. The Chief Executive Officer, with the exception of a meeting determining their compensation, may be present at meetings during with compensation is under review and consideration but may not vote.

The responsibilities of the Committee include the identification of individuals qualified to become Board members, the selection or recommendation to the Board of nominees to stand for election as directors, the oversight of the selection and composition of committees of the Board, establish procedures for the nomination process including procedures and a policy with regard to the consideration of any candidates recommended by stockholders and the oversight of the evaluations of the Board and management.

In fulfilling its responsibilities, the Committee considers the following factors in reviewing possible candidates for nomination as a director of Quepasa:

(i)

the appropriate size of our Board and its committees;

(ii)

the perceived needs of our Board for particular skills, background and business experience;

(iii)

diversity, including Hispanic background and the skills, public company experience, background, reputation, and business experience of nominees compared to those already possessed by other members of our Board;

(iv)

nominees’ independence from management; and

(v)

the applicable regulatory and listing requirements, including independence requirements and legal considerations.

The Committee may, by majority vote of its full membership, create one or more subcommittees comprised of members of the Committee, and may vest any such subcommittee with full authority with respect to the specific matters delegated to such subcommittee.

The Committee will consider persons recommended by stockholders for inclusion as nominees for election to our Board if the names, biographical data, and qualifications of such persons are submitted in writing in a timely manner addressed and delivered to our Secretary at our Florida offices, 324 Datura Street, Suite 114, West Palm Beach, Florida 33401.

Board Diversity

While we do not have a formal policy on diversity, the Committee considers as one of the factors the diversity of the composition of our Board and the skill set, background, reputation, type and length of business experience of our Board members as well as a particular nominee’s contributions to that mix. Although there are many other factors, the Committee seeks to attract individuals with strong ties to the Hispanic Community or with knowledge of the Spanish culture. Additionally, we seek individuals with experience on public company boards, marketing expertise and international background.

Board Structure

Quepasa has chosen to combine the Chief Executive Officer and Board Chairman positions. We believe that this Board leadership structure is the most appropriate for Quepasa. Because we are a small company and do not have significant revenues, it is more efficient to have the leadership of the Board in the same hands as the Chief Executive Officer of Quepasa. The challenges faced by us at this stage – obtaining financing and developing our business – are most efficiently dealt with by one person who is familiar with both the operational aspects as well as the strategic aspects of our business.

Board Assessment of Risk

Our risk management function is overseen by our Board. Through our management reports, our policies, such as our Related Party Transaction Policy, our Code of Conduct and Ethics and our Board committees’ review of financial and other risks, our management keeps our Board apprised of material risks and provides our directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect Quepasa, and how management addresses those risks. Mr. John Abbott, as our Chairman and Chief Executive Officer, and Mr. Michael Matte, our Chief Financial Officer, work closely together with the Board once material risks are identified on how to best address such risks. If the identified risk poses an actual or potential conflict with management, our independent directors may conduct the assessment. Presently, the primary risks affecting Quepasa are the lack of working capital and the inability to generate sufficient revenues so that we have positive cash flow from operations. The Board focuses on these key risks at each meeting and actively interfaces with management on seeking solutions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, requires that our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, file with the SEC initial reports of ownership and reports of changes in ownership of common stock and the other equity securities of Quepasa. These persons are required by the regulations of the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of the forms furnished to us and our review of the reports that have been filed, we believe that all filing requirements applicable to these persons were complied with during fiscal year 2009 except as follows:

Name	Number of Late Reports		Number of Late Transactions	Number of Known Failures to File
John Abbott	1		1	0
Alonso Ancira	1	(1)	1	0
Ernesto Cruz	1	(1)	1	0
James Ferris	1	(1)	1	0
Malcolm Jozoff	2	(1)	2	0
Michael Matte	1		1	0
Lionel Sosa	1	(1)	1	0
Dr. Jill Syverson-Stork	1	(1)	1	0
Jeffrey Valdez	1	(1)	1	0

———————

(1)

A late filing arose when lawyers representing Quepasa did not timely learn of execution of a Committee consent.

Stockholder Communications

Although we do not have a formal policy regarding communications with the Board, stockholders may communicate with the Board by writing to us at Quepasa Corporation, Attention: Michael Matte, 324 Datura Street, Suite 114, West Palm Beach, Florida 33401, or by visiting Quepasa’s website at www.quepasacorp.com. Stockholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

Code of Conduct and Ethics

We have adopted a Code of Conduct and Ethics that applies to all of our directors and employees. To see a copy of the Code of Conduct and Ethics, please go to the Quepasa website at www.quepasacorp.com.

Director Compensation

We do not pay cash compensation to our directors for service on our Board. Non-employee members of our Board were compensated with restricted common stock and stock options in 2009 for service as a director or committee chairperson.

2009 Director Compensation

Name (a)	Stock Awards ($)(c) (1)	Option Awards ($)(d) (1)	Total ($)(j)
Alonso Ancira (2)	2,905	7,999	10,904
Malcolm Jozoff (2)	4,233	7,999	12,232
Lionel Sosa (2)	2,905	7,999	10,904
Dr. Jill Syverson-Stork (2)	2,905	7,999	10,904
Ernesto Cruz (2)	4,233	7,999	12,232
Jeffrey Valdez (2)	2,905	7,999	10,904
James Ferris (2)	2,905	7,999	10,904

———————

(1)

The amounts in these columns represent the fair value of the award as of the grant date as computed in accordance with FASB ASC Topic 718 and the recently revised SEC disclosure rules. These amounts represent awards that are paid in shares of common stock and options to purchase shares of our common stock and do not reflect the actual amounts that may be realized by the directors.

(2)

Each non-employee director received 3,500 shares of common stock and 12,500 stock options exercisable at $0.83 per share for their service as directors; all of these options vested on December 31, 2009. Additionally, committee chairpersons were granted 1,600 shares of common stock.

The following table reflects the number of securities received by our non-employee directors for 2009 and 2008:

	Options	Director Shares	Committee Chairperson Shares
2009	12,500	3,500	1,600
2008	12,500	3,500	1,600

For 2010, our non-employee directors are receiving 18,500 stock options and our committee chairpersons are receiving an additional 2,500 stock-options exercisable at $3.05 per share.

Principal Stockholders

The following table sets forth the number of shares of Quepasa’s voting stock beneficially owned as of the record date (i) those persons known by Quepasa to be owners of more than 5% of Quepasa’s voting stock, (ii) each director (iii) each of the Named Executive Officers, and (iv) all executive officers and directors as a group:

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership (1)	Percent Beneficially Owned (1)

Common Stock	John Abbott 324 Datura Street, Suite 114 West Palm Beach, FL 33401 (2)(3)(4)	2,327,233	15.4%
Common Stock	Michael Matte 324 Datura Street, Suite 114 West Palm Beach, FL 33401 (2)(5)	1,679,563	11.5%
Common Stock	Louis Bardov 5820 Bassinghall Lane Plano, TX 75093 (2)(6)	492,033	3.7%
Common Stock	Alonso Ancira C/O Grupo Acerero del Norte, S.A. de C.V, Campos Eliseos No. 29, Colonia Rincon Del Bosque, Mexico (3)(7)	3,046,375	20.3%
Common Stock	Ernesto Cruz Lazaro Cardenas N 4000-27A. Col. Las Brisas, Monterrey N.L., Mexico 64780 (3)(8)	42,117	*
Common Stock	James Ferris 533 Ashland Ave, Apt. 202 Santa Monica, CA (3)(9)	28,625	*
Common Stock	Malcolm Jozoff 5200 E. Solano Drive Paradise Valley, AZ 85253 (3)(8)(10)	107,950	*
Common Stock	Lionel Sosa 215 Rhode Lane Floresville, TX 78114 (3)(11)	77,263	*
Common Stock	Dr. Jill Syverson-Stork 48 Park Drive Sherborn, MA 01770 (3)(11)	47,950	*
Common Stock	Jeffrey Valdez 2129 Coldwater Canyon Beverly Hills, CA 90210 (3)(12)	242,458	1.8%
Common Stock	All directors and executive officers as a group (10 persons)	8,091,567	41.1%
5% Stockholder

Common Stock	Mexicans & Americans Trading Together, Inc. 7550 IH 10 W, Suite 630 San Antonio, TX 78229 (13)	3,000,000	20.1%
Common Stock	Richard L. Scott 700 11th Street, Suite 101 Naples, FL 34102 (14)	2,000,000	13.8%
Common Stock	Frederic W. Levin (15)	1,229,944	9.5%
Preferred Stock	Mexican & Americans Thinking Together Foundation, Inc. (16)	25,000	100%

———————

*

Less than 1%

(1)

Applicable percentages are based on 12,960,211 shares of common stock and 25,000 shares of preferred stock outstanding adjusted as required by rules of the SEC. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days whether upon the exercise of options or otherwise. Shares subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated in the footnotes to this table, Quepasa believes that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned by them.

(2)

An executive officer.

(3)

A director.

(4)

Includes 2,154,733 shares issuable upon the exercise of stock options within 60 days of the record date.

(5)

Includes 1,659,330 shares issuable upon the exercise of stock options within 60 days of the record date.

(6)

Includes 488,333 shares issuable upon the exercise of stock options within 60 days of the record date.

(7)

Mr. Ancira is the Chairman of the Board of Directors of Mexicans & Americans Trading Together, Inc. This is the company referred to throughout this report as MATT, Inc. MATT, Inc. is a wholly-owned subsidiary of AHMSA. Grupo Acerero del Norte, S.A. de C.V., or GAN, is the majority stockholder of AHMSA. Mr. Ancira is a stockholder of GAN. By virtue of his role as Chairman of MATT, Inc. and ownership of GAN, Mr. Ancira may be deemed to beneficially own 1,000,000 shares owned by MATT, Inc. and 2,000,000 shares issuable upon exercise of warrants held by MATT, Inc. Includes 29,625 shares issuable upon the exercise of stock options within 60 days of the record date. Does not include preferred stock held by a not-for-profit-corporation. Mr. Ancira is Chairman of the Board of this non-for-profit corporation but has no power to vote these shares.

(8)

Includes 30,250 shares issuable upon the exercise of stock options within 60 days of the record date.

(9)

Includes 23,375 shares issuable upon the exercise of stock options within 60 days of the record date.

(10)

Shares are held in the Malcolm Jozoff Trust with Mr. Jozoff as Trustee.

(11)

Includes 29,625 shares issuable upon the exercise of stock options within 60 days of the record date.

(12)

Includes 180,833 shares issuable upon the exercise of stock options held by Mr. Valdez and Valdez Productions, Inc., within 60 days. Also includes 54,625 shares issuable upon the exercise of stock options within 60 days of the record date.

(13)

Consists of 1,000,000 shares of common stock and 2,000,000 warrants, exercisable at $2.75 per share. See Note 7 above.

(14)

Includes: (i) 166,446 shares of common stock held by the Richard L. Annette Scott Family Partnership, (ii) 166,667 shares of common stock held by the F. Annette Scott Revocable Trust, (iii) 166,887 shares of common stock held by the Richard L. Scott Revocable Trust, and (iv) 1,000,000 shares issuable upon exercise of warrants, exercisable at $2.75 per share held by the Richard L. Scott Revocable Trust. Richard L. Scott has sole voting power and dispositive power over all of the shares and warrants.

(15)

Includes 254,224 shares over which Mr. Levin has sole voting and dispositive power and 975,720 shares in which such powers are shared. Based on Schedule 13G/A filed on February 8, 2010. Address is: 16 S. Main Street #303, Norwalk, CT 06854.

(16)

Represents Series A Preferred Stock. Each share of Series A represents one vote. Address is: 329 Old Guilbeau Street, San Antonio, TX 78204.

Executive Officers

Name	Age	Position(s)
John Abbott	40	Chief Executive Officer
Michael Matte	50	Chief Financial Officer, Executive Vice President and Secretary
Louis Bardov	47	Chief Technology Officer

John Abbott For a summary of Mr. Abbott’s background, please see page 5 of this Proxy Statement.

Michael Matte has served as our Chief Financial Officer, Executive Vice-President and Secretary since October 29, 2007. From July 2006 through October 2007, Mr. Matte served as a director of Quepasa. Mr. Matte served as Chief Financial Officer of Cyberguard Corporation from February 2001 to April 2006. Prior to joining Cyberguard Corporation, Mr. Matte began his professional career at Price Waterhouse, where he worked from 1981 to 1992. His last position was as a senior Audit Manager. Currently, Mr. Matte serves as a director of Iris International, Inc. and until October 15, 2009 served as a director of GelTech Solutions, Inc. Mr. Matte is a Certified Public Accountant.

Louis Bardov has served as our Chief Technology Officer since January 2008. Mr. Bardov has over 21 years’ experience in software development and technology management. Most recently, he worked for Match.com, a leading Internet dating service from 2000 through early January 2008. Mr. Bardov last served as Match.com’s Senior Vice President of Software Development, Customer Care and Customer Retention and previously as the Vice President of Development.

Executive Compensation

The following table reflects the compensation paid to our Chief Executive Officer and the two other executive officers serving at the end of the last fiscal year whose compensation exceeded $100,000, who we refer to as our Named Executive Officers for 2008 and 2009.

2009 Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($)(c)		Bonus ($)(d)		Stock Awards ($)(e)(1)		Option Awards ($)(f)(1)	Total ($)(j)
John Abbott	2009	129,863	(2)	—		—		814,475	944,338
Chief Executive Officer	2008	65,744	(3)(4)	—		—		535,526	601,270
Michael Matte	2009	250,000	(5)	—		—		534,663	784,663
Chief Financial Officer	2008	124,384	(6)	125,000	(7)	3,015	(8)	520,649	773,048
Louis Bardov	2009	160,000		—		—		92,856	252,856
Chief Technology Officer	2008	146,667		—		—		1,457,306	1,603,973

———————

(1)

The amounts in these columns represent the fair value of the award as of the grant date as computed in accordance with FASB ASC Topic 718 and the recently revised SEC disclosure rules. These rules also require prior years amounts to be recalculated in accordance with the rule and therefore any number previously disclosed regarding our Named Executive Officers compensation on this table or any other table may not reconcile. These amounts represent awards that are paid in shares of common stock or options to purchase shares of our common stock and do not reflect the actual amounts that may be realized by the Named Executive Officers.

(2)

In lieu of his $250,000 salary for the period from October 2009 to October 2010, Mr. Abbott elected to receive 316,456 10-year stock options. These options vest monthly through October 2010 and are exercisable at $1.34 per share.

(3)

In lieu of his $80,000 salary for the period from October 2007 to October 2008, Mr. Abbott elected to receive 54,237 10-year stock options. All of these options have fully vested. The options were exercisable at $2.43 per share, however on July 8, 2009, these options were exchanged for options with an exercise price of $1.00 per share.

(4)

Includes 54,237 10-year stock options issued to Mr. Abbott in lieu of salary for the period from October 2008 to October 2009. All of these options have fully vested. The options were exercisable at $2.43 per share, however on July 8, 2009, these options were exchanged for options with an exercise price of $1.00 per share.

(5)

Includes 126,582 10-year stock options issued to Mr. Matte in lieu of $100,000 of his salary for the period from November 2009 through October 2010. These options vest monthly through October 2010 and are exercisable at $1.34 per share.

(6)

Includes 67,797 10-year stock options issued to Mr. Matte in lieu of $100,000 of his salary for the period from November 30, 2008 through October 2009. These options have fully vested. The options were exercisable at $2.43 per share, however on July 8, 2009, these options were exchanged for options with an exercise price of $1.00 per share.

(7)

In lieu of a $75,000 bonus, Mr. Matte elected to receive 50,847 10-year stock options. These options have fully vested and are exercisable at $1.00 per share.

(8)

Represents payments for services as an independent director prior to joining the management team on October 30, 2007.

See the discussion below of the Named Executive Officers’ employment agreements and payments provided to them upon a change of control of Quepasa.

Executive Employment Agreements

John Abbott Employment Agreement

Effective as of October 25, 2007, we entered into an employment agreement with our Chief Executive Officer, John Abbott. Under the agreement, Mr. Abbott received an annual base salary of $80,000 per year, which was increased to $250,000 (discussed below) and was granted 1,897,492 10-year stock options, exercisable at $3.05 per share. On July 8, 2009, these options were exchanged for options with an exercise price of $1.00 per share. One-third of the options vested on October 25, 2008 and the remaining options vest in 24 equal monthly installments thereafter, subject to remaining employed on each applicable vesting date. On September 14, 2009, the Committee approved an increase of Mr. Abbott’s salary to $250,000 per year.

Michael Matte Employment Agreement

Effective as of October 29, 2007, we entered into an employment agreement with our Chief Financial Officer, Michael Matte. Under the agreement, Mr. Matte received an annual base salary of $100,000 per year, which was increased to $250,000 (discussed below), and was granted 1,475,827 10-year stock options exercisable at $3.25 per share. On July 8, 2009, these options were exchanged for options with an exercise price of $1.00 per share. One-third of the options vested on October 29, 2008 and the remaining options vest in 24 equal monthly installments thereafter, subject to remaining employed on each applicable vesting date. Effective November 1, 2008, Mr. Matte’s salary was increased to $250,000 per year.

Amendment to Abbott and Matte Agreements

Effective as of March 27, 2008, the Committee approved amendments to the employment agreements with John Abbott and Michael Matte, the Company’s Chief Executive Officer and Chief Financial Officer, respectively. The amendments provide for immediate vesting of their stock options following a change of control of Quepasa. Additionally, they will have the right to exercise these stock options for a period of two years after they are terminated.

Louis Bardov Employment Agreement

Effective as of January 18, 2008, we entered into an employment agreement with our Chief Technology Officer, Louis Bardov. Mr. Bardov receives an annual base salary of $160,000 per year and was granted 500,000 10-year stock options, exercisable at $2.49 per share. On July 8, 2009, these options were re-priced to an exercise price of $1.00 per share. The options vest in equal annual increments on January 18, 2009, 2010 and 2011, subject to Mr. Bardov remaining as an employee on each applicable vesting date.

Performance Options

On July 31, 2008, the Committee approved the grant of 262,500 10-year stock options to Mr. Abbott and 232,500 10-year stock options each to Mr. Matte and Mr. Bardov exercisable at $2.07 per share (which were later re-priced to $1.00 per share). The options are subject to Quepasa meeting specific performance milestones. As of the record date, 175,000 of Mr. Abbott’s options have vested and 155,000 of each of Mr. Matte’s and Mr. Bardov’s performance options have vested.

Management Bonus Program

Messrs. Abbott and Matte are eligible to participate in our discretionary management bonus program with one-half based upon cost reductions and one-half based upon increases in cash flow. The three target bonus levels are 50%, 150% and 300% of base salary. Also, Mr. Bardov is eligible to participate in our discretionary management bonus program with an initial target bonus of $100,000.

Severance Provisions

Messrs. Abbott and Matte are entitled to severance in the event that they are dismissed without cause, they resign for good reason or are terminated within one year following a change of control. In any of such events, they will receive two years base salary, two times the highest target or bonus for that year, all of their stock options will immediately vest and they will have two years to exercise their options post termination. If Mr. Bardov is terminated without cause, he is entitled to six months base salary, his stock options will vest and he will have three months to exercise his options post-termination. If his employment is terminated following a change of control, he will receive six months’ base salary.

Option Exchange

As a result of the decline of the stock market in 2008 and the first quarter of 2009, a substantial percentage of our outstanding options had exercise prices in excess of the then fair market value of our common stock. In order to retain the compensatory value of the equity awards without further diluting stockholders by issuing incremental shares, the Committee offered to certain option holders, including certain executive officers and directors, the right to exchange on a one-for-one basis outstanding options for newly issued options with an exercise price equal to the fair market value on the new date grant. The newly-issued options had the same terms, other than exercise price, and were vested to the same extent as the exchanged options. Our Named Executive Officers were issued a total of 4,827,927 new options and cancelled the same amount of options.

Outstanding Equity Awards at 2009 Fiscal Year End

Listed below is information with respect to unexercised options, stock that has not vested and equity incentive awards for each Named Executive Officer as of December 31, 2009:

Name (a)	No. of Securities Underlying Unexercised Options (#) Exercisable (b)		No. of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options (#) (d)		Option Exercise Price ($) (e)	Option Expiration Date (f)

John Abbott	1,370,411	(1)	527,081	(1)	—		1.00	10/25/2017
	175,000		—		87,500	(2)	1.00	7/22/2018
	54,237	(3)	—		—		1.00	10/15/2018
	54,237	(3)	—		—		1.00	10/15/2018
	52,743		263,713	(4)	—		1.34	10/31/2019

Michael Matte	1,065,875	(1)	409,952	(1)	—		1.00	10/29/2017
	155,000		—		77,500	(2)	1.00	7/22/2018
	50,847	(3)	—		—		1.00	10/15/2018
	67,797	(3)	—		—		1.00	10/15/2018
	21,097		105,485	(4)	—		1.34	10/31/2019

Louis Bardov	166,667		333,333	(5)	—		1.00	1/18/2018
	155,000		—		77,500	(2)	1.00	7/22/2018

———————

(1)

One-third of the options vested on October 25, 2008 and thereafter in equal monthly increments for 24 months.

(2)

The options are subject to meeting specific performance milestones.

(3)

Fully vested.

(4)

The options vest monthly through October 31, 2010.

(5)

The options vest on January 18, 2011.

Review, Approval or Ratification of Transactions with Related Persons

On January 29, 2007, our management adopted the Related Party Transactions Policy. The Related Party Transactions Policy applies to certain transactions between Quepasa and a “Related Party.” A Related Party is defined to include (i) an executive officer, director, or director nominee of Quepasa, (ii) a stockholder owning in excess of five percent of Quepasa, (iii) a person who is an immediate family member of a Quepasa executive officer, director, or director nominee, (iv) an entity which is owned or controlled by any of the foregoing, or an entity in which any of the foregoing is an officer or has a substantial ownership interest (5% ownership is a “substantial ownership interest” for purposes of the Related Party Transactions Policy) and (v) any transactions required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC.

Under the Related Party Transaction Policy, management must present to the Audit Committee any such related party transactions that it is proposing to enter into. Any such transactions must be on terms comparable to those obtainable in arm’s length dealing with unrelated third parties and must be approved by the Audit Committee. Under the Related Party Transactions Policy, Quepasa must include disclosure of such transactions in its applicable filings made with the SEC.

Related Persons Transactions

On January 25, 2008, Quepasa and MATT Inc. entered into a Note Purchase Agreement, or the MATT Agreement. Under the MATT Agreement: (i) MATT Inc. lent us $5,000,000 and we issued it a $5,000,000 subordinated promissory note due October 16, 2016 with 4.46% interest per annum, (ii) the exercise price of MATT Inc.’s outstanding 2,000,000 warrants were reduced to $2.75 per share, and (iii) a Support Agreement was terminated.

On January 18, 2008, Quepasa entered into a Consulting Agreement with Jeffrey Valdez and Valdez Productions, Inc. On that same day, Mr. Valdez was elected to the Board of Quepasa. Pursuant to the terms of the Consulting Agreement, Valdez Productions provided Internet based marketing, branding and consulting services in exchange for $8,333 per month and options to purchase 210,000 shares of common stock at an exercise price of $2.49 per share. One-third of the options vested on October 24, 2008 and the remaining options were to vest in 24 equal monthly installments thereafter. The Consulting Agreement was effective as of October 24, 2007 and the term ended on October 24, 2008. Mr. Valdez resigned as Chairman of the Board in February 2009. Quepasa agreed to allow the remaining 140,000 unvested options to vest over a 12-month period, subject to Mr. Valdez remaining as a director on each applicable vesting date.

PROPOSAL 2A.  AMENDMENT TO THE 2006 STOCK INCENTIVE PLAN TO AUTHORIZE THE ISSUANCE OF ADDITIONAL SHARES UNDER THE PLAN

Our Board has adopted a resolution declaring it advisable and in the best interests of Quepasa and its stockholders that the 2006 Stock Incentive Plan, or the Plan, be amended to provide for an increase in the authorized number of shares under the Plan. The resolution also recommends that the amendment be approved and adopted by Quepasa’s stockholders and directs that such proposal be submitted to Quepasa’s stockholders at the Annual Meeting.

Proposal 2 seeks stockholder approval to issue an additional 2,000,000 shares. The Plan currently authorizes the issuance of a maximum of 7,422,075 shares of common stock (plus such additional shares reserved under the 1998 Stock Incentive Plan that expire unexercised). As of the date of this Proxy Statement, 50,413 shares remain available for grant. If the Board’s proposal is approved by Quepasa’s stockholders, the Board would have authority to issue up to 9,422,075 shares of common stock under the Plan.

We believe that having additional shares to issue shares under the Plan is in the best interests of Quepasa because these shares will help promote the success and enhance the value of Quepasa by linking the personal interest of participants to those of Quepasa’s stockholders. The additional shares will help Quepasa’s ability to motivate, attract and retain those individuals upon whom Quepasa’s success is largely dependent.

In the following paragraphs we provide a summary of the terms of the Plan. The following summary is qualified in its entirety by the provisions of the Plan which is available to any stockholder upon request of Quepasa.

Administration

The Board or the Committee, either, the Administrator, has the exclusive authority to administer the Plan. The Committee must consist of at least two directors, each of whom qualifies as a “non-employee director” as defined in Rule 16b-3(b)(3) of the Exchange Act, and an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended or the Code. The Administrator will have the power to determine eligibility to receive an award, the amount and type of award, and the terms and conditions of any award. The Administrator may delegate some or all of its authority to issue options or other rights under the Plan to our Chief Executive Officer, subject to limitations as determined by the Administrator. The Administrator may revoke this delegation at any time.

Eligibility

Persons eligible to participate in the Plan include present and future employees and Board members of, and consultants and advisors to Quepasa and its subsidiaries, as determined by the Administrator. Awards made to a prospective member of the Board, employee, officer, consultant, or advisor must specifically provide that no portion of the award will vest, become exercisable, or be issued prior to the date on which the individual begins providing services to Quepasa or its subsidiaries.

Limitation on Awards

The exercise of a stock-settled SAR or net-cashless exercise of an option (or a portion thereof) will reduce the number of shares of stock available for issuance under the Plan by the entire number of shares of stock subject to that SAR or option (or applicable portion thereof), even though a smaller number of shares of stock will be issued upon such an exercise. Also, shares of stock tendered to pay the exercise price of an option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an award will not become available for grant or sale under the Plan. The Board or the Committee may adopt such other reasonable rules and procedures as it deems to be appropriate for purposes of determining the number of shares of stock that are available for awards under the Plan.

No more than 2,000,000 shares of common stock may be granted to any one participant during a calendar year. The maximum performance-based award payable to any one participant during a performance period is 2,000,000 shares of stock or the cash equivalent.

Awards

The following types of incentive awards may be granted under the Plan: incentive stock options, non-qualified stock options, stock appreciation rights or SARs, restricted common stock, common stock, performance shares and performance-based shares.

Stock options. Incentive stock options may be granted only to participants who are employees. Incentive options, but not non-qualified options, are subject to limitations under the Code but provide tax advantages. The exercise price of all stock options must be at least 100% of the fair market value of the stock on the date that the option is granted. Stock options may be exercised as determined by the Committee provided that the term of any option granted under the Plan may not exceed 10 years. The Board or the Committee will determine the methods by which the exercise price of an option may be paid and the methods by which shares of stock may be delivered to participants.

Stock appreciation rights. A SAR entitles the participant to receive the appreciation on one share of common stock from the date of grant to the date of exercise of the SAR. Appreciation is calculated as the excess of (i) the fair market value on the date of exercise over (ii) the base value of the SAR, as determined by the Administrator, which may not be less than the fair market value of the stock on the date of grant. The terms and conditions of any SAR will be determined by the Administrator at the time of the grant.

Restricted stock. A restricted stock award gives the participant the right to receive a specified number of shares of stock at a price determined by the Committee (including zero). Restrictions may limit transferability and subject the stock to a substantial risk of forfeiture until specific conditions or goals are met. During the restriction period, if permitted by the Administrator, participants holding shares of restricted stock are entitled to full voting and dividend rights with respect to the restricted shares. The restrictions will lapse in accordance with a schedule or other conditions as determined by the Administrator. As a general rule, if a participant terminates employment when the stock is subject to restrictions, the participant forfeits the unvested restricted stock. The Board or the Committee may, in its discretion, waive the restrictions in whole or in part.

Common stock. The Administrator may grant unrestricted common stock (or sell such shares) which means the shares are not subject to future vesting and may be immediately sold assuming compliance with applicable securities laws.

Performance share awards. A performance share award gives the participant the right to receive stock if certain performance criteria or goals are satisfied. Performance may be measured on a specific date or dates or over any period or periods as determined by the Administrator.

Performance-based awards. Under the Plan, restricted stock and performance shares may be designated as performance-based awards. Performance-based pay awards are not subject to the $1,000,000 limitation on deductible compensation pursuant to Section 162(m) of the Code. Performance-based awards are subject to additional requirements, some of which are described below, which are required in order to be treated as “performance-based compensation” under Section 162(m) of the Code. The deductibility of these awards is preserved for federal income tax purposes. Because Section 162(m) of the Code only applies to “covered employees,” as defined in Section 162(m), only covered employees will receive awards that will be classified as performance-based awards.

Pre-established performance criteria must be met before a participant is eligible to receive payment for a performance-based award. Pre-established performance criteria must be based on one or more of the following: pre- or after-tax net earnings, earnings before interest expense (including interest amortized to cost of sales) and income taxes; earnings before interest expense (including interest amortized to cost of sales); income taxes; depreciation and amortization; revenue growth; operating income; operating cash flow; return on net assets; return on stockholders’ equity; return on assets; return on capital; share price growth; stockholder returns; gross or net profit margin; earnings per share; price per share; and market share; any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee has discretion to select the length of the performance period, the type of performance-based awards, and the criteria or goals used to measure the performance.

The performance criteria and other related aspects of the Plan will be subject to stockholder approval again in 2011 if stockholder approval is then required to maintain the tax-deductible nature of performance-based compensation under the Plan.

Amendment and Termination

The Committee, with the Board’s approval, may terminate, amend, or modify the Plan at any time, except where stockholder approval for an amendment is required by applicable law, regulation, or stock exchange rule. The Plan may not be materially amended without stockholder approval including an increase in the number of shares available, subject to Proposal 3 being approved by stockholders. As a general rule, the Committee cannot terminate, amend, or modify the Plan in a way that has a material adverse effect on any participant’s outstanding award without the participant’s consent.

The Plan will terminate on June 27, 2017. In no event may an award be granted under the Plan on or after June 27, 2017. Awards outstanding on the termination date will not be affected by the termination.

Federal Income Tax Consequences

The following is a summary of the principal federal income tax consequences of the Plan. State, local, and foreign income taxes may also be applicable.

With the exception of a stock grant, a participant will not recognize taxable income at the time of grant.

Upon exercise of a non-qualified stock option, the lapse of restrictions on restricted stock, or upon the payment of SARs, stock grants, or performance shares, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award, if any, and the fair market value of the stock or amount received on the date of exercise, lapse of restriction, or payment. Quepasa will be entitled to a concurrent deduction equal to the ordinary income recognized by the participant.

A participant who is granted an incentive stock option will not recognize taxable income at the time of exercise. However, the excess of the stock’s fair market value over the option price could be subject to the alternative minimum tax (assuming the stock received is not subject to a risk of forfeiture and is not transferable). If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will not meet the requirements of the Code and the tax consequences generally described for non-qualified stock options will apply.

Congress has enacted Section 409A of the Code, which dramatically changes the tax rules for deferred compensation arrangements. Among other things, Section 409A expands the definition of deferred compensation arrangements to include, for example, below market option grants, certain SARs, and performance shares. Upon a violation of Section 409A, a participant must include in ordinary income all deferred compensation required to be aggregated, pay interest from the date of the deferral, and pay an additional 20% tax. The Plan prohibits the Committee from taking any action with respect to the operation of the Plan that would violate Section 409A. Any award agreement subject to Section 409A will include provisions necessary for compliance as determined by the Committee. Quepasa intends that awards granted under the Plan will comply with the requirements of Section 409A and intends to administer and interpret the Plan in such a manner.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2009. Information is included for equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders.

Name Of Plan	No. of Securities Underlying Outstanding Options	Weighted Average Exercise Price of Outstanding Options	No. of Securities Available For Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders (1)	6,560,187	$1.15	360,413
Equity compensation plans not approved by security holders (2)	773,038	$1.54	1,690,000
Total	7,333,225	$1.19	2,050,413

———————

(1)

Includes 105,000 options granted under the 1998 Stock Incentive Plan which are outstanding. If these options either expire or are terminated, the underlying shares become available for issuance under the Plan.

(2)

Includes 463,038 options granted outside of the Plan of which 443,038 were granted to executive officers.

This proposal requires approval by holders of a majority of the outstanding shares of Quepasa voting stock who are present in person or by proxy at the Annual Meeting.

The Board unanimously recommends a vote “For” this proposal.

PROPOSAL 2B.  RATIFICATION OF OPTION GRANTS GRANTED OUTSIDE OF THE 2006 STOCK INCENTIVE PLAN

Our Board has adopted a resolution declaring it advisable and in the best interests of Quepasa and its stockholders that the stock options granted outside of the Plan are ratified by stockholders and directs that such proposal be submitted to Quepasa’s stockholders at the Annual Meeting.

On October 31, 2009, we granted 316,456 stock options to John Abbott, our Chief Executive Officer and 126,582 stock options to Michael Matte, our Chief Financial Officer. These two grants were made outside of the Plan because we did not have available shares under the Plan. These options vest monthly in equal increments through October 31, 2010 and are exercisable at $1.34 per share. Additionally, we granted 20,000 stock options to a consultant of Quepasa of which 10,000 stock options are exercisable at $2.00 per share and 10,000 stock options are exercisable at $3.00 per share vesting subject to certain performance targets. None of these grants were subject to stockholder approval. If our stockholders do not approve this proposal and we seek to list our common stock on a national securities exchange, we will be required to seek stockholder ratification of these non-Plan options.

This proposal requires approval by holders of a majority of the outstanding shares of Quepasa voting stock who are present in person or by proxy at the Annual Meeting.

The Board unanimously recommends a vote “For” this proposal.

PROPOSAL 3.  AMENDMENT TO THE 2006 STOCK INCENTIVE PLAN TO ELIMINATE THE REQUIREMENT FOR STOCKHOLDER APPROVAL FOR INCREASING SHARES AVAILABLE FOR GRANT UNDER THE PLAN

Our Board has adopted a resolution declaring it advisable and in the best interests of Quepasa and its stockholders that the Plan be amended to eliminate the requirement for stockholder approval for increasing shares available for grant under the Plan.

A summary of this proposal follows. This summary may not contain all the information that may be important to you. The proposed amendment to the Plan is included as Exhibit A to this Proxy Statement. We urge you to read Exhibit A in its entirety, as the discussion in this summary of the proposed amendment is qualified by reference to Exhibit A.

We believe that eliminating this requirement will help Quepasa avoid the cost and expense of seeking stockholder approval each time an increase in the shares available for grant under the Plan is sought by our Board. The purpose of the Plan is to advance the interests of Quepasa by providing a material incentive for the continued services and ability to attract qualified officers, directors, and employees. In the event that there are no shares remaining under our Plan, this Proposal will provide Quepasa with the ability to increase the shares available to issue to these individuals without the necessity of waiting for an annual meeting of stockholders or the calling of a special meeting of stockholders to approve an increase of additional shares. Such increase must be approved by the Board.

National securities exchanges, including the NASDAQ Stock Market, require stockholder approval for certain amendments such as this Proposal. Our shares are not listed on such an exchange. In the event our shares become listed on a national securities exchange, our Board will be required to seek stockholder approval for an increase in the shares available for grant under the Plan and this will not change due to the proposal recommended here. Because incentive stock options require stockholder approval, we will not be able to increase the Plan and grant incentive stock options except with stockholder approval, either prior to or within 12 months of grant.

This proposal requires approval by holders of a majority of the outstanding shares of Quepasa voting stock who are present in person or by proxy at the Annual Meeting.

The Board unanimously recommends a vote “For” this proposal.

PROPOSAL 4.  AMEND THE ARTICLES OF INCORPORATION TO PROVIDE OUR OFFICERS WITH LIABILITY PROTECTION

The Board has adopted a resolution declaring it advisable and in the best interests of Quepasa and its stockholders that our Articles provide our officers with liability protection for monetary damages to the fullest extent provided by Nevada law. Currently, we do so for our directors. This creates an anomaly where a person is a director and officer. If the capacity in which he acts is unclear, he may face contentious litigation. This would result in unnecessary expenses to us in defending the litigation, and, more importantly, divert our management from our business.

The purpose of this amendment is to provide the officers with the identical protections provided to our directors. Our Articles explicitly eliminates director liability for the breach of fiduciary duty to the fullest extent provided by Nevada Law but omitted officers under this provision.

The Nevada Revised Statutes state that, unless the Articles provide for greater individual liability, a director or executive officer is not individually liable to the corporation, its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that:

(a)

the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and

(b)

the breach of those duties involved intentional misconduct, fraud or a knowing violation of the law.

With increasing statutory duties and an increasingly litigious environment, potential liability on our officers is increasing. Our officers manage the daily affairs of Quepasa and, in exercising these obligations, our officers have the potential to become personally liable for a breach of fiduciary duty. The fiduciary duties owed by our officers are identical to the duties owed by our directors. Therefore, we believe it is in the best interests of Quepasa to protect our officers from potential liability in performing their obligations. The effect of passing Proposal 4 is to eliminate an officer’s liability for breach of the duty of care unless the act is accompanied by intentional acts enumerated in the statute.

This proposal requires approval by holders of a majority of the outstanding shares of Quepasa voting stock at the Annual Meeting. Any action other than a vote for this Proposal, such as an abstention or failure to return a proxy card, will have the same effect as a vote against this proposal.

The Board unanimously recommends a vote “For” this proposal.

PROPOSAL 5.  AMEND THE ARTICLES OF INCORPORATION TO DECLASSIFY THE TERMS OF OFFICE OF THE BOARD OF DIRECTORS

Our Board has adopted a resolution declaring it advisable and in the best interests of Quepasa and its stockholders to amend our Articles to declassify the terms of office of the Board.

Our Board and Audit Committee regularly review Quepasa’s corporate governance practices and the Board has determined that amending our Articles to declassify the Board to provide for the annual election of all directors is in the best interests of Quepasa and its stockholders. Quepasa is asking for your vote on amending the Articles.

A summary of this Proposal 5 follows. This summary may not contain all the information that may be important to you. The proposed amendment to our Articles is included in Exhibit B to this Proxy Statement. We urge you to read this Exhibit in its entirety, as the discussion in this summary of the proposed amendment is qualified by reference to the Exhibit.

Article Fifth (b) of the Articles provides for the classification of our Board into three classes, with each class being elected every three years and serving a three-year term. The Board has considered the advantages and disadvantages of maintaining a classified board structure and concluded that a declassified Board structure is in the best interests of Quepasa and its stockholders. There are valid arguments in favor of and in opposition to a classified board structure. Proponents of a classified board structure believe it provides for experience and continuity in the management a company’s affairs, promotes a long-term focus and can provide an important protection for stockholder interests against a person seeking control of a company on inadequate terms. On the other hand, our Board believes that corporate governance standards have evolved and that many investors and commentators now believe that the election of directors is the primary means for stockholders to influence corporate governance policies and increase the Board’s and management’s accountability to stockholders. Annual elections of directors will provide stockholders with the opportunity to register their views on the performance of the entire Board each year.

If this amendment is approved by our stockholders, all persons will stand for re-election this year.

This proposal requires approval by holders of at least two-thirds of our voting stock. Any action other than a vote for this proposal, such as an abstention or failure to return a proxy card, will have the same effect as a vote against this proposal.

The Board unanimously recommends a vote “For” this proposal.

PROPOSAL 6.  RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010.

Our Board has appointed Salberg & Co., PA, or Salberg, to serve as our independent registered public accounting firm for the year ending December 31, 2010. This firm has acted as our auditors since November 5, 2008. Selection of Quepasa’s independent registered public accounting firm is not required to be submitted to a vote of the stockholders of Quepasa for ratification. However, Quepasa is submitting this matter to the stockholders as a matter of good corporate governance. Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Quepasa and its stockholders. If the appointment is not ratified, the Board will consider its options.

A representative of Salberg is expected to be present at the Annual Meeting. He or she will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

The Board recommends a vote “For” this proposal.

Our Audit Committee retains our independent registered public accounting firm and approves in advance all permissible non-audit services performed by this firm and any other auditing firms. Although management has the primary responsibility for the financial statements and the reporting process including the systems of internal control, the Audit Committee consults with management and our independent registered public accounting firm regarding the preparation of financial statements, the adoption and disclosure of our critical accounting estimates and generally oversees the relationship of the independent registered public accounting firm with Quepasa.

Audit Committee Report

The Audit Committee has:

•

reviewed with management the audited financial statements included in the Annual Report on Form 10-K;

•

met privately with the independent registered public accounting firm and discussed matters required by Statement on Auditing Standards No. 61. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, relating to their judgments as to the quality, not just the acceptability, of Quepasa’s accounting principles, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards;

•

discussed with the independent registered public accounting firm their independence from management and Quepasa. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm, which is required by the Independence Standards Board Standard No. 1, and considered whether the provision of non-audit services was consistent with maintaining this firm’s independence; and

•

in reliance on the reviews and discussions with management and the auditors referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

This report is submitted by the Audit Committee.

Ernesto Cruz, CPA, Chairman

Dr. Jill Syverson-Stork

Malcolm Jozoff

It is not the duty of the Audit Committee to determine that Quepasa’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles or to plan or conduct audits. Those are the responsibilities of management and Quepasa’s independent registered public accounting firm. In giving its recommendation to the Board, the Audit Committee has relied on: (1) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with GAAP; and (2) the report of Quepasa’s independent registered public accounting firm with respect to such financial statements.

The above Audit Committee Report is not deemed to be “soliciting material,” is not “filed” with the SEC and is not to be incorporated by reference in any filings that Quepasa files with the SEC.

Principal Accountant Fees and Services

Our Audit Committee reviews and approves audit and permissible non-audit services performed by its independent registered public accounting firm, as well as the fees charged for such services. In its review of non-audit service fees and its appointment of Salberg as our independent registered public accounting firm, the Audit Committee considered whether the provision of such services is compatible with maintaining independence. All of the services provided and fees charged by Salberg, were approved by our Audit Committee. The following table shows the fees paid to our principal accountant for the fiscal years ended December 31, 2009 and 2008.

	2009 ($)	2008 ($)

Audit Fees (1)	80,000	50,000
Audit Related Fees (2)	2,024	—
Tax Fees (3)	—	—
All Other Fees	—	—

———————

(1)

Audit fees – these fees relate to the audit of our annual financial statements and the review of our interim quarterly financial statements. Does not include $54,743 paid to Berenfeld Spritzer Shechter & Sheer, LLP, or the Former Auditor, for audit fees in 2008.

(2)

Audit related fees – these fees relate primarily to the auditors’ review of our registration statements and audit related consulting. Does not include $9,929 paid to the Former Auditor for audit related fees in 2008.

(3)

Tax fees – these fees relate to the preparation of Quepasa’s federal and state tax returns.

Audit Committee’s Pre-Approval Policy

Each year, the Audit Committee approves the annual audit engagement in advance. The Audit Committee also has established procedures to pre-approve all non-audit services provided by the principal independent registered public accounting firm. All 2009 and 2008 non-audit services listed above were pre-approved.

Previous Auditors

On November 4, 2008, the Audit Committee dismissed the Former Auditor as our independent registered public accounting firm, and on November 5, 2008, engaged Salberg as its new independent registered public accounting firm. The decisions to dismiss the Former Auditor and to engage Salberg were approved by the Audit Committee.

The Former Auditor did not report on any of Quepasa’s financial statements in the two most recent fiscal years. Through the date of their dismissal, there were no disagreements with the Former Auditor, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the Former Auditor’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

On November 5, 2008, Quepasa engaged Salberg as its new independent registered public accounting firm. The decision to engage Salberg was approved by our Audit Committee. Quepasa did not consult with Salberg on: (i) the application of accounting principles to a specified transaction, either complete or contemplated, or the type of audit opinion that might be rendered on Quepasa’s financial statements, and neither a written report nor oral advice was provided to Quepasa that was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or event, as those terms are defined in Item 304(a)(1) of Regulation S-K and the related instructions to Item 304 of Regulation S-K.

This proposal requires approval by holders of a majority of the outstanding shares of Quepasa voting stock who are present in person or by proxy at the Annual Meeting.

PROPOSAL 7.  OTHER MATTERS

Quepasa has no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, Quepasa will cancel your previously submitted proxy.

By the Order of the Board of Directors

/s/ JOHN ABBOTT
John Abbott
Chairman and Chief Executive Officer

April __, 2010

EXHIBIT A

Amendment to the 2006 Stock Incentive Plan

Section 15.1 of the 2006 Stock Incentive Plan is hereby amended as follows:

Section 15.1 shall be deleted in its entirety and the following inserted in lieu thereof:

15.1 AMENDMENT, MODIFICATION, AND TERMINATION. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (i) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, (ii) stockholder approval is required for any amendment to the Plan that (A) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, (B) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant, or (C) permits the Committee to reprice previously granted Options, and (iii) no such action shall be taken that would cause all or part of the payment under any Award to be subject to the additional tax under Section 409A of the Code.

A-1

EXHIBIT B

AMENDMENT TO THE ARTICLES OF INCORPORATION OF

QUEPASA CORPORATION

The Articles of Incorporation are hereby amended as follows:

Article FIFTH, Subsection (b) shall be deleted in its entirety and the following inserted in lieu thereof:

(b) The directors shall be elected by a plurality of votes cast by the shares entitled to vote in the election at the annual meeting of shareholders at which a quorum is present, and the persons so elected shall serve on the Board of Directors for the ensuing year.

B-1

ANNEX A

QUEPASA CORPORATION

NON-QUALIFIED STOCK OPTION AGREEMENT

NON-PLAN

This Non-Qualified Stock Option Agreement (the “Agreement”) is between Quepasa Corporation (the “Company”) and __________ (the “Optionee”), and is effective as of October 31, 2009 (the “Date of Grant”).

RECITALS

A.

The Company provides incentives to attract and retain those individuals whose services are considered unusually valuable by providing them an opportunity to own stock in the Company.

B.

The Company believes that entering into this Agreement with the Optionee is consistent with those purposes.

NOW, THEREFORE, the Company and the Optionee agree as follows:

AGREEMENT

1.

GRANT OF OPTION.  Subject to the terms of this Agreement, the Company grants to the Optionee the right and option to purchase from the Company all or any part of ______________ shares of the common stock of the Company (the “Option”).  This Option is not intended to be granted under any of the Company’s equity incentive plans.

 2.

PURCHASE PRICE.  The purchase price under this Agreement is $1.34 per share of common stock, as determined by the Compensation Committee (the “Committee”).

3.

VESTING OF OPTION.  The Option shall vest monthly in equal increments through October 31, 2010, subject to continued service as an employee on each applicable vesting date.  Fractional shares shall be rounded up initially and then rounded down to the extent necessary.

4.

EXERCISE OF OPTION.  This Option may be exercised, to the extent vested (under Section 3 above), in whole or in part at anytime before the Option expires by delivery of a written notice of exercise (under Section 5 below) and payment of the purchase price.  The purchase price may be paid in cash or such other method permitted by the Company’s Board of Directors (the “Board”) or the Committee and communicated to the Optionee before the date the Optionee exercises the Option.

5.

METHOD OF EXERCISING OPTION.  Subject to the terms of this Agreement, the Option may be exercised by timely delivery to the Company of written notice, which notice shall be effective on the date received by the Company.  The notice shall state the Optionee’s election to exercise the Option and the number of underlying shares in respect of which an election to exercise has been made.  Such notice shall be signed by the Optionee, or if the Option is exercised by a person or persons other than the Optionee because of the Optionee’s death or disability, such notice must be signed by such other person or persons and shall be accompanied by proof acceptable to the Company of the legal right of such person or persons to exercise the Option.

6.

TERM OF OPTION.  Unless sooner terminated, the Option granted under this Agreement expires ten (10) years from the Date of Grant (“Expiration Date”).

7.

TERMINATION OF EMPLOYMENT OR SERVICE.  If the Optionee’s service to the Company terminates for any reason other than death or disability, the Optionee may at any time within one year after the date of his service exercise the Option to the extent that the Optionee was entitled to exercise the Option at the date of termination, provided that in no event shall the Option be exercisable after the Expiration Date.  For purposes of this Section 7, “disability” has the meaning contained in Section 22(e)(3) of the Internal Revenue Code.  For purposes of this Agreement, the Optionee’s service will be deemed to continue if the Optionee ceases to provide services as an employee of the Company or any subsidiary, but continues to provide services immediately after his or her termination.  If the Optionee dies or becomes disabled while providing services to the Company, the Option  may nevertheless be exercised by the Optionee’s personal representative or legal representative during a one-year period following the date of death or disability of the Optionee, provided that in no event shall the Option be exercisable after the Expiration Date.

8.

TRANSFERABILITY IN THE EVENT OF DEATH.  No transfer of the Option by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the letters testamentary or such other evidence as the Board or the Committee may deem necessary to establish the authority of the state and the acceptance by the transferee or transferees of the terms and conditions of the Option.

9.

RIGHTS OF THE OPTIONEE.  The Optionee will have no rights as a shareholder of the Company with respect to the grant of the Option under this Agreement until and to the extent the Option is exercised and the Company issues shares of common stock to the Optionee.

10.

NO RIGHT TO CONTINUED SERVICE.  This Option shall not confer upon the Optionee any right with respect to continuance of service with the Company, nor shall it interfere in any way with the right of the Company to terminate his or her employment or service at any time.

11.

FEDERAL AND STATE TAXES.  The Optionee may incur certain liabilities for federal, state, or local taxes in connection with the exercise of the Option hereunder, and the Company may be required by law to withhold such taxes.  Upon determination of the year in which such taxes are due and the determination by the Company of the amount of taxes required to be withheld, the Optionee shall pay an amount equal to the amount of federal, state, or local taxes required to be withheld to the Company.  If the Optionee fails to make such payment in a timely manner, the Company may withhold and set-off against compensation and any other amounts payable to the Optionee the amount of such required payment.  Such withholding may be in shares of common stock at the sole election of the Company.

12.

ADJUSTMENT OF SHARES.  Upon the occurrence of any of the following events, the Optionee’s rights with respect to the Option shall be adjusted as hereinafter provided unless otherwise specifically provided in a written agreement between the Optionee and the Company relating to the Option:

(a)

If the common stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any common stock as a stock dividend on its outstanding common stock, the number of shares of common stock deliverable upon the exercise of the Option shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the exercise price per share to reflect such subdivision, combination or stock dividend.

(b)

If the Company is to be consolidated with or acquired by another entity pursuant to an acquisition, the Board of any entity assuming the obligations of the Company hereunder (the “Successor Board”) shall either (i) make appropriate provision for the continuation of such Option by substituting on an equitable basis for the common stock then subject to such Option the consideration payable with respect to the outstanding common stock in connection with the consolidation or acquisition; or (ii) terminate the Option in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Option over the exercise price thereof.

(c)

In the event of a recapitalization or reorganization of the Company (other than a transaction described in Section 12(b) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding common stock, the Optionee upon exercising the Option shall be entitled to receive for the purchase price paid upon such exercise, the securities he would have received if he had exercised his Option prior to such recapitalization or reorganization.

(d)

Except as expressly provided herein, no issuance by the Company of shares of common stock of any class or securities convertible into shares of common stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to the Option.  No adjustments shall be made for dividends or other distributions paid in cash or in property other than securities of the Company.

(e)

No fractional shares shall be issued and the Optionee shall receive from the Company cash in lieu of such fractional shares.

(f)

The Board or the Successor Board shall determine the specific adjustments to be made under this Section 12, and its determination shall be conclusive.  If the Optionee receives securities or cash in connection with a corporate transaction described in Section 12(a), (b) or (c) above as a result of owning such common stock, such securities or cash shall be subject to all of the conditions and restrictions applicable to the common stock with respect to which such securities or cash were issued, unless otherwise determined by the Board or the Successor Board.

13.

AMENDMENT OF AGREEMENT.  This Agreement may only be amended with the written approval of the Optionee and the Company.

14.

GOVERNING LAW.  This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance, or otherwise, by the laws of the state of Nevada, without regard to conflicts-of-laws principles that would require the application of any other law.

15.

SEVERABILITY.  If any provision of this Agreement, or the application of any such provision to any person or circumstance, is held to be unenforceable or invalid by any court of competent jurisdiction or under any applicable law, the parties hereto shall negotiate an equitable adjustment to the provisions of this Agreement with the view to effecting, to the greatest extent possible, the original purpose and intent of this Agreement, and in any event, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

16.

ENTIRE AGREEMENT.  This Agreement constitutes the entire, final, and complete agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, promises, understandings, negotiations, representations, and commitments, both written and oral, between the parties hereto with respect to the subject matter hereof.  Neither party hereto shall be bound by or be liable for any statement, representation, promise, inducement, commitment, or understanding of any kind whatsoever not expressly set forth in this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and the Optionee has signed this Agreement, and this Agreement shall be effective as of the day and year first written above.

QUEPASA CORPORATION

By:
,

OPTIONEE:

Quepasa Corporation

NOTICE OF EXERCISE OF STOCK OPTION

To:

Quepasa Corporation

324 Datura Street, Suite 114

West Palm Beach, FL  33401

I hereby exercise my Option dated ________ __, 2010 to purchase ______________ shares of $.001 par value common stock of the Company at the option exercise price of $_______ per share.  Enclosed is a certified or cashier's check in the total amount of $________, or payment in such other form as the Company has specified.

I represent to you that I am acquiring said shares for investment purposes and not with a view to any distribution thereof.  I understand that my stock certificate may bear an appropriate legend restricting the transfer of my shares and that a stock transfer order may be placed with the Company's transfer agent with respect to such shares.  [This paragraph is only applicable if there is no Form S-8 in effect covering the public sale of the common stock.]

I request that my shares be issued in my name as follows:

____________________________________________________________________________

(Print your name in the form in which you wish to have the shares registered)

____________________________________________________________________________

(Social Security Number)

____________________________________________________________________________

(Street and Number)

____________________________________________________________________________

(City)                (State)             (Zip Code)

Dated:__________, __________.

Signature: ________________________________

Appendix to Form of Stock Option Agreement

John Abbott   316,456

Michael Matte  126,582

QUEPASA CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – JUNE 4, 2010 AT 12:00 NOON

VOTING INSTRUCTIONS
If you vote by fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to _______________________.
INTERNET:	https://www._____________.com

Control ID:

Proxy ID:

Password:

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE   ☐  New Address (if applicable):

____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2010

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)

Proposal:

1.

To elect members to our Board of Directors.

John Abbott

FOR ☐    WITHHELD ☐

Alonso Ancira

FOR ☐    WITHHELD ☐

Ernesto Cruz

FOR ☐    WITHHELD ☐

James Ferris

FOR ☐    WITHHELD ☐

Malcolm Jozoff

FOR ☐    WITHHELD ☐

Lionel Sosa

FOR ☐    WITHHELD ☐

Dr. Jill Syverson-Stork

FOR ☐    WITHHELD ☐

Jeffrey Valdez

FOR ☐    WITHHELD ☐

2(a).

To approve an amendment to our 2006 Stock Incentive Plan increasing the shares available for grant.

FOR  ☐     AGAINST  ☐     ABSTAIN  ☐

2(b).

To ratify the option grants granted outside of the 2006 Stock Incentive Plan.

FOR  ☐     AGAINST  ☐     ABSTAIN  ☐

3.

To approve an amendment to our 2006 Stock Incentive Plan eliminating the requirement for stockholder approval for increasing shares available for grant under the Plan.

FOR  ☐     AGAINST  ☐     ABSTAIN  ☐

4.

To approve an amendment to our Articles of Incorporation providing our officers with liability protection.

FOR  ☐     AGAINST  ☐     ABSTAIN  ☐

5.

To approve an amendment to our Articles of Incorporation removing our classified Board of Directors.

FOR  ☐     AGAINST  ☐     ABSTAIN  ☐

6.

To approve the ratification of our independent registered public accounting firm for 2010.

FOR  ☐     AGAINST  ☐     ABSTAIN  ☐

7.

For the transaction of such other matters as may properly come before the Annual Meeting.

FOR  ☐     AGAINST  ☐     ABSTAIN  ☐

Control ID:

Proxy ID:

Password: